As filed with the Securities and Exchange Commission on July 20, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

NORTHERN TRUST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-2723087
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

50 South La Salle Street, Chicago, Illinois 60603
(Address of principal executive offices) (Zip code)

THE NORTHERN TRUST COMPANY THRIFT-INCENTIVE PLAN
(Full title of the plan)

Stephanie S. Greisch
Deputy General Counsel and Corporate Secretary
50 South La Salle Street
Chicago, Illinois 60603
(312) 630-6000
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $1.66 2/3 par value	3,750,000	$66.04	$247,650,000	$24,938.36
(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the common stock, $1.66 2/3 par value (the “Common Stock”), of Northern Trust Corporation (the “Registrant”) that become issuable under the The Northern Trust Company Thrift‑Incentive Plan (“TIP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to TIP. Pursuant to Rule 457(h)(2) no additional registration fee for such interests is due.
(2) Estimated pursuant to Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Common Stock on The NASDAQ Global Select Stock Market on July 13, 2016.
The registration statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in TIP, as specified by Rule 428(b)(1) promulgated under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents are not required to be, and will not be, filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on February 29, 2016;

(b)	TIP’s Annual Report on Form 11-K for the fiscal year ended December 31, 2015, filed with the Commission on June 24, 2016;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016, filed with the Commission on April 28, 2016;

(d)	The Registrant’s Current Reports on Form 8-K filed with the Commission on April 20, 2016, April 21, 2016 and July 19, 2016; and

(e)
The description of the Common Stock contained in a registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant or TIP pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.

Item 6. Indemnification of Directors and Officers.
Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. Article Eleventh of the Registrant’s Restated Certificate of Incorporation contains a provision which eliminates directors’ personal liability as set forth above.
Article Eighth of the Registrant’s Restated Certificate of Incorporation provides in effect that the Registrant will indemnify its directors and officers to the fullest extent permitted by Delaware law. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances. Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.
Subsection (b) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.
Section 145 further provides that to the extent that a director or officer or employee of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.
The Registrant has in effect insurance policies for general officers’ and directors’ liability insurance covering all of the Registrant’s officers and directors.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.
The Exhibits filed herewith are set forth on the Exhibit Index filed as part of this registration statement.
The Registrant hereby undertakes that it will submit or has submitted TIP, and all amendments thereto, to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify TIP.
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of TIP’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
The Registrant
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on the 20th day of July, 2016.

NORTHERN TRUST CORPORATION

By	/s/ Frederick H. Waddell
Frederick H. Waddell
Chairman and Chief Executive Officer

Each person whose signature appears below hereby severally constitutes and appoints Frederick H. Waddell and Stephanie S. Greisch, and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead, in any and all capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on the 20th day of July, 2016.

Signature	Title

/s/ Frederick H. Waddell	Chairman, Chief Executive Officer and Director
Frederick H. Waddell

/s/ S. Biff Bowman	Executive Vice President and Chief Financial Officer
S. Biff Bowman

/s/Jane B. Karpinski	Executive Vice President and Controller
Jane B. Karpinski

/s/Linda Walker Bynoe	Director
Linda Walker Bynoe

/s/Susan Crown	Director
Susan Crown

/s/Dean M. Harrison	Director
Dean M. Harrison

/s/Jay L. Henderson	Director
Jay L. Henderson

/s/Dipak C. Jain	Director
Dipak C. Jain

/s/Jose Luis Prado	Director
Jose Luis Prado

/s/Thomas E. Richards	Director
Thomas E. Richards

/s/John W. Rowe	Director
John W. Rowe

/s/Martin P. Slark	Director
Martin P. Slark

/s/David H. B. Smith, Jr.	Director
David H. B. Smith, Jr.

/s/Donald Thompson	Director
Donald Thompson

/s/Charles A. Tribbett III	Director
Charles A. Tribbett III
The Plan
Pursuant to the requirements of the Securities Act, the Employee Benefit Administrative Committee, which is the plan administrator for The Northern Trust Company Thrift-Incentive Plan, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on the 20th day of July, 2016.

THE NORTHERN TRUST COMPANY THRIFT-INCENTIVE PLAN

By	/s/ Kathryn A. O'Neill
Kathryn A. O’Neill Chairperson, Employee Benefit Administrative Committee, Senior Vice President, The Northern Trust Company

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant, as amended to date (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed April 19, 2006)

4.2
Certificate of Designations of Series C Non-Cumulative Perpetual Preferred Stock of the Registrant, dated August 4, 2014 (Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed August 4, 2014)

4.3	By-laws as amended to date (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed November 20, 2015)

4.4	The Northern Trust Company Thrift-Incentive Plan, as amended and restated effective as of January 1, 2016

(i)	Amendment Number One, dated May 16, 2016 and effective May 1, 2016

23.1	Consent of KPMG LLP

23.2	Consent of George Johnson & Company

24.1	Powers of Attorney (Included on signature page)